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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 8, 2002

YAHOO! INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California 94089
(Address of Principal Executive Offices) (Zip Code)

(408) 349-3300
Registrant's telephone number including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        On Tuesday, February 12, 2002, Yahoo! Inc. ("Yahoo!") completed its acquisition of HotJobs.com, Ltd. ("HotJobs.com") pursuant to an Agreement and Plan of Merger, dated as of December 27, 2001 (the "Merger Agreement"), by and among Yahoo!, HotJobs.com and HJ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Yahoo! ("HJ"). Pursuant to the Merger Agreement, HotJobs.com was merged with and into HJ, with HJ being the surviving corporation (the "Merger"). As a result of the Merger, HotJobs.com became a wholly-owned subsidiary of Yahoo!.

        Yahoo! effected its acquisition of HotJobs.com in a two-step transaction. In the first step of the transaction, HJ completed an exchange offer (the "Offer") in which it offered to exchange all outstanding shares of HotJobs.com common stock for 0.3045 of a share of Yahoo! common stock and $5.25 cash, without interest, per share of HotJobs.com common stock validly tendered and not withdrawn. On Friday February 8, 2002, Yahoo! completed the Offer at 12:00 midnight, New York City time; there were no extensions to the Offer and there was no subsequent offering period. In the Offer, Yahoo!, through HJ, acquired 38,486,987 shares of HotJobs.com common stock (including shares that were tendered and not properly withdrawn and shares represented by notices of guaranteed delivery) representing approximately 98.6 percent of the total number of HotJobs.com shares outstanding as of the expiration of the Offer.

        All shares of HotJobs.com common stock validly tendered and not properly withdrawn before the expiration of the Offer were accepted for exchange at 11:59 p.m., New York City time, on Friday February 8, 2002 and have been or will be exchanged promptly after acceptance. All shares represented by notices of guaranteed delivery, which were received before the expiration of the Offer, will be exchanged for 0.3045 of a share of Yahoo! common stock and $5.25 cash, without interest, per share promptly after the shares are delivered EquiServe Trust Company, N.A., Yahoo!'s exchange agent for the Offer.

        The second step of the transaction consisted of the Merger. In the Merger, each outstanding share of HotJobs.com common stock which was not validly tendered in the Offer was exchanged for the right to receive 0.3045 of a share of Yahoo! common stock and $5.25 cash, without interest (the same exchange ratio offered in the Offer). On Tuesday, February 12, 2002, pursuant to Section 253 of the Delaware General Corporation Law and the terms and conditions of the Merger Agreement, Yahoo! completed the acquisition of the remaining HotJobs.com shares by consummating the merger of HotJobs.com with and into HJ. Each option to purchase shares of HotJobs.com common stock outstanding immediately prior to the Merger was converted into an option to purchase shares of Yahoo! common stock. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Yahoo! Current Report on Form 8-K filed on December 27, 2001, and is incorporated by reference into this Current Report on Form 8-K.

        The total acquisition price is approximately $445 million. Yahoo! has paid or will pay the cash portion of the consideration paid to stockholders who validly tendered their shares in the Offer and to stockholders who receive the merger consideration from Yahoo!'s existing cash reserves. The consideration paid to HotJobs.com stockholders was determined pursuant to terms and conditions negotiated by Yahoo! and HotJobs.com. Lazard Frères acted as the financial advisor for HotJobs.com in connection with the Offer and the Merger and delivered a written opinion to the board of directors of HotJobs.com to the effect that the purchase price was fair from a financial point of view for the holders of HotJobs.com common stock. For the terms and conditions of the Offer, as well as the press release announcing the execution of the Merger, reference is made to the Registration Statement on Form S-4 filed by Yahoo! on January 11, 2002, as amended, and the press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.2.

        HotJobs.com is a leading provider of comprehensive recruiting solutions for employers, staffing firms and job seekers. HotJobs.com's solutions include HotJobs.com, its popular consumer job board; AgencyExchange, a business-to-business exchange for staffing firms; applicant tracking software; HotJobs Career Expos; and online advertising. HotJobs.com allows, for a fee, member employers access to a database of job seekers and a back-end system that provides them with the tools to post, track and manage job openings. HotJobs.com also allows job seekers to identify, research, evaluate and apply to job opportunities from employers, staffing firms or both, while enabling them to restrict access to their resumes.

Item 5. Other Events.

        On February 11, 2002 and February 13, 2002, Yahoo! Inc. (the "Company") issued press releases in connection with the acquisition of HotJobs.com by HJ and the completion of the Merger. The press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

        The press release filed as Exhibit 99.2 to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press releases are "forward-looking" rather than "historic." The press release filed as Exhibit 2.1 to this report contains forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in quotations from management in the press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the Quarterly Reports on Form 10-Q for the three, six and nine-month periods ended September 30, 2001 which are on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website (http://www.sec.gov).

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

    Not Applicable.

  (c)
  Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 27, 2001, by and among Yahoo! Inc., HotJobs.com, Ltd. and HJ Acquisition Corp. (previously filed as Exhibit 2.1 to Yahoo! Inc.'s Current Report on Form 8-K filed on December 27, 2001, and incorporated herein by reference).
99.1	Press release dated February 11, 2002 by Yahoo! Inc.
99.2	Press release dated February 13, 2002 by Yahoo! Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.
By:	/s/ SUSAN L. DECKER Susan L. Decker Senior Vice President, Finance and Administration and Chief Financial Officer

Date: February 14, 2002

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 27, 2001, by and among Yahoo! Inc., HotJobs.com, Ltd. and HJ Acquisition Corp. (previously filed as Exhibit 2.1 to Yahoo! Inc.'s Current Report on Form 8-K filed on December 27, 2001, and incorporated herein by reference).
99.1	Press release dated February 11, 2002 by Yahoo! Inc.
99.2	Press release dated February 13, 2002 by Yahoo! Inc.

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SIGNATURES
INDEX TO EXHIBITS